EXHIBIT 23.11

CONSENT OF LORI ANN Y. FUJIOKA, ESQ.

TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.
Attorneys and Counselors at Law
The Lincoln Center, Suite 2750
1660 Lincoln Street
(303) 839-1572
FAX: (303) 832-9233

CONSENT

WE HEREBY CONSENT to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Mongolian Explorations Ltd.

DATED this 10th day of December, 2004.

Very truly yours,

TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.

/s/ Lori Ann Y. Fujioka
Lori Ann Y. Fujioka